EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the following Registration Statements and amendments thereto

Form S-3 No. 333-52708 Registration for Face-amount Certificate Companies
Form S-3 No. 333-109663 Registration adding Securities to Prior Form S-3 Registration
Form S-8 No. 33-21505 Employee Stock Purchase Plan
Form S-8 No. 333-41671 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-41669 1997 Long-Term Incentive Plan
Form S-8 No. 333-66026 1997 Long-Term Incentive Plan
Form S-8 No. 333-41673 Executive Deferred Compensation Plan
Form S-8 No. 333-42131 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-66018 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-54734 Stock Grant Plan
Form S-8 No. 333-101318 Executive Deferred Compensation Plan
Form S-8 No. 333-87290 Non-Employee Director Deferred Compensation Plan

of Beverly Enterprises, Inc. of our report dated February 25, 2004, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

ERNST & YOUNG LLP

Little Rock, Arkansas

February 26, 2004